UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012

BANCTRUST FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Alabama	0-15423	63-0909434
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

107 St. Francis Street, Mobile, Alabama	36602
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (251) 431-7800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 2, 2012, BankTrust, an Alabama banking corporation and wholly owned subsidiary of BancTrust Financial Group, Inc., entered into a Final Settlement Agreement (the “Agreement”) with Countrywide Home Loans, Inc. (“Countrywide”). Pursuant to the Agreement, BankTrust paid Countrywide $3.520 million as full and final settlement of any and all claims and disputes related to mortgage loans sold by BankTrust or its predecessors in interest to Countrywide prior to July 2, 2012 pursuant to loan purchase agreements between BankTrust, or its predecessors in interest, and Countrywide. The Agreement contains a mutual release whereby BankTrust and Countrywide fully, finally and completely release each other and their respective related parties from any claims and disputes related to the mortgage loans transferred by BankTrust or its predecessors in interest to Countrywide.

The Agreement was made to compromise and settle the claims and disputes at issue and is not an admission of liability or any other matter by either BankTrust or Countrywide.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANCTRUST FINANCIAL GROUP, INC.

DATE: July 6, 2012	By:	/s/ F. Michael Johnson
F. Michael Johnson
Executive Vice President, Chief Financial Officer and Secretary